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                                                                    Exhibit 10.4

                      POWER PLANT AGGREGATES OF IOWA, INC.

                            STOCK PURCHASE AGREEMENT

      Colin C. Jensen, Colin C. Jensen, Jr., Irving F. Jensen, Jr., Irving F. Jensen, III, Richard A. Everist, Richard Everist, Jr., Tom Everist, Erik M. Jensen, Mark R. Jensen, and T. S. "Steve" Everist (herein collectively called "Sellers") and JTM Industries, Inc. (hereinafter called "Buyer") hereby agree as follows:

      1. SELLERS: Sellers represent and warrant that Sellers own or will on the Closing Date own all of the issued stock (hereinafter "Shares") in Power Plant Aggregate of Iowa, Inc., an Iowa corporation (hereinafter called "Company"). As used herein, "Company" includes Midwest Fly Ash & Materials, Inc. (hereinafter called "MWFA"), a wholly owned subsidiary of Company and the only subsidiary of the Company.

      2. SALE: Subject to the conditions and upon the terms and provisions set forth in this Stock Purchase Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell to Buyer, the Shares, free and clear of any and all claims, liens, security interests, rights or encumbrances. The consideration to be paid in connection with the acquisition shall be $6,000,000 (Six Million Dollars) $100,000 of which has been received as a good faith deposit, for the stock of Company, plus or minus additional cash (not to exceed $500,000) in an amount equal to the working capital of the Company on the Closing Date. Exhibit A will set forth the calculations of the purchase price. The working capital shall be defined as the amount of current assets less current liabilities (including liabilities for taxes through the Closing). The purchase price will be paid by wire to the Sellers to an account designated by Sellers. At Closing, the Company will have no debts or liabilities that have not been assumed by Sellers (including interest payable) or any intercompany accounts, affiliate accounts, or any obligations for taxes. In order to provide collateral for open tax years, Buyer is hereby granted the right to offset any monies owed to Sellers under the consultation agreement attached hereto as Exhibit D against any taxes determined by the IRS to be delinquent and unpaid and which are not under protest, appeal, or review by Sellers. If Sellers are in compliance with the terms of this Agreement and Closing does not occur, the $100,000 deposit referenced above will be forfeited by Buyer and retained by Sellers.

      3. CLOSING DATE: The closing (herein called the "Closing") of the principal transaction herein provided for shall take place at 10:00 a.m. on March 20, 1998, at the offices of Heidman, Redmond, Fredregill, Patterson, Plaza & Dykstra, L.L.P., or at such other time and place as may be agreed upon by Buyer and Sellers in writing.


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            The date and time at which the Closing is to occur is herein sometimes referred to as the "Closing Date".

      4. TRANSACTION AT CLOSING: At the Closing, the following transactions shall be effected:

            a. Shares: Sellers shall deliver to Buyer certificates representing all the Shares, in marketable form and without restrictions. Each of the stock certificates representing the Shares shall be duly endorsed to Buyer, or accompanied by a duly executed stock power in form sufficient to permit transfer of the Shares to Buyer.

            b. Payment: The remaining purchase price, as shown on Exhibit A, shall be paid by wire at the Closing.

            c. Dividends: All dividends now due or to become due on the Shares shall belong to and be collectable by Buyer.

            d. Corporate Status: Sellers shall deliver to Buyer a certificate of good standing as to Company from the State of Iowa, and certificates from duly constituted authorities of each other state in which the Company (including subsidiaries) does business, stating that the Company (or the subsidiary) is duly qualified and admitted in good standing in each such state.

            e. Assets Removed from Company: Only the cash in the accounts of Company and MWFA, and the assets relevant to the continued business and operation of MWFA shall remain in the Company and MWFA at the time of the transfer. The net of current assets less current liabilities will be treated as cash. Equipment related to the rock crushing operations(RAP), accounts receivable from RAP, life insurance policies and their cash values, leasehold improvements, building and related land, memberships, and miscellaneous equipment and other items shall be transferred from Company and MWFA to the Sellers' designee prior to the Closing, based upon a disclosure list to be shown as Exhibit B. Any tax payable as a result of such transfers, pursuant to IRC ss. 336(a) or any other applicable provision, shall be calculated and treated as a current liability of the Company that has the effect of reducing its working capital.

            f. Short Term Lease: Sellers will deliver a short term lease of Company's existing corporate offices in Sioux City, Iowa to Buyer for a term no longer than thirty (30) days after closing with no rent to be paid.


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            g.    Resignations of Officers and Directors: Resignations of all
                  current officers and directors of Company and MWFA, effective as of the Closing Date.

            h. Opinion of Counsel: Buyer shall have received the opinion of Heidman, Redmond, Fredregill, Patterson, Plaza & Dykstra, L.L.P., counsel to the Company in connection with this Agreement, dated the Closing Date, substantially in the form attached as Exhibit C.

            i. Consultation Agreement: Sellers shall deliver to Buyer a Consultation and Royalty Agreement substantially in the form of Exhibit D executed by Sellers.

            j. Officers Certificate: Buyer shall deliver to Sellers a certificate, dated the Closing Date and executed by the president or vice-president of Buyer substantially in the form of Exhibit E.

            k. Opinion of Counsel: The Sellers shall receive the opinion of Parsons Behle & Latimer, counsel of the Buyer in connection with this Agreement, dated the Closing Date, substantially in the form of Exhibit F.

            l. Officers Certificates: Sellers shall have delivered to Buyer a certificate dated the Closing Date and executed by the president of a vice president of Company substantially in the form of Exhibit G, and a certificate from the chief financial officer of Company substantially in the form of Exhibit H.

            m. Good Standing Certificates: Buyer shall have delivered to Sellers (i) a copy of Buyer's certificate of incorporation, including all amendments thereto, certified by the Secretary of State of the State of Texas, and (b) a certificate from the Texas Secretary of State to the effect that Buyer is in good standing or subsisting in such jurisdiction, listing all charter documents of Buyer on file.

            n. Employees: Buyer shall have reached agreements with key Company employees on terms reasonably satisfactory to Buyer.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS: Sellers represent, warrant, and covenant, jointly and severally, to Buyer, as of the date of this Stock Purchase Agreement that all of the following are true, accurate, and complete statements in all respects:


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            a.    Corporate Standing: Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa with full power and authority:

                  i)    To own and operate its assets, properties and business;

                  ii) To conduct its business as the same is now being conducted; and

                  iii) To conduct its business in each jurisdiction where the nature of its business or ownership of properties requires such qualification, excepting only instances in which a failure to qualify is not material.

            b. Capitalization: The Company has only authorized a single class of common stock (and no other stock or securities), of which 230 Shares are issued and outstanding, all of which are owned by Sellers. MWFA has authorized a single class of common stock which 50 shares are issued and outstanding and are owned by Company. There are no outstanding options, warrants, calls, subscriptions, commitments, agreements or other rights to purchase or dispose of Company or MWFA common stock or other securities which are, or may at any time be, convertible into stock or other securities in Company or MWFA.

            c.    Title to Shares: Sellers on the Closing Date will:

                  i)    Be the record owner of the Shares, and

                  ii) Have good and marketable title to all Shares, free and clear of any and all claims, rights, encumbrances, restrictions, rights of first refusal or options, and

                  iii) Have the full right, power and authority to sell, assign and transfer the Shares so that as a result of the Closing, Buyer shall be the absolute owner of the Shares, free and clear of all liens, claims, security interests, redemption rights, charges, options, restrictions and any other encumbrances.

            d. No Violation, Breach, Etc.: The performance of this Stock Purchase Agreement will not:

                  i) Violate any provision of the Company's or MWFA's Articles of Incorporation or Bylaws, or


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                  ii)   Result in a breach or constitute a default under (or an
                        event which with notice or lapse of time would become a default) any agreement, indenture, mortgage, lease, or other obligation or instrument to which the Company, or the Sellers are subject or a party. By execution hereof the Sellers waive the terms of their existing Stockholder Agreement, or

                  iii) Require the consent, approval or action of, or filing with or notice to, any governmental or regulatory authority.

            e. Legal, Binding and Valid Obligation: This Stock Purchase Agreement has been duly executed and delivered by Sellers and constitutes the legal, binding and valid obligation of Sellers, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditor's rights generally and to possible limitations on the availability of equitable remedies including specific performance).

            f. Compliance with Laws, Etc.: Company is in compliance with all material and applicable laws, regulations, ordinances, and rules of each local, state and federal government or administrative body having jurisdiction over the Company and its business.

            g. Litigation, Claims, Etc.: Except as set forth on Exhibit I, there are no proceedings, actions, litigations, judgments or claims of any nature whatsoever against the Company pending before any government or any administrative forum or before any court or, to the best of Sellers' knowledge, threatened against the Company and Sellers do not know of any basis for any such proceedings, actions, litigations, judgments or claims involving or affecting the Company or its business.

            h. Officers and Directors: The officers and directors of Company and of MWFA are the persons listed on Exhibit J.

            i. Financial Condition: Sellers have provided to Buyer audited consolidated financial statements for Company and MWFA for the fiscal years ending March 31, 1997, 1996 and 1995 and unaudited financial statements for the nine months ending December 31, 1997. Sellers further represent that the combined operating revenue for all operations (including RAP) for the fiscal period 1997 exceeded $6,900,000 (6.9 Million Dollars). A restated EBIT for a fiscal year 1997, when certain expenses not likely to be incurred by Buyer and profits (or losses) of RAP operations are removed,


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                  would be in excess of $1,000,000 (1 Million Dollars). These financials (herein "Financial Statements"):

                  i) Fairly present the Company's financial condition and operations as of and through the respective dates and periods therein delineated, and the results of Company's operations and changes in financial position for the periods then ended, and

                  ii) Have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  As of the Closing Date, no material adverse change in the financial condition or operations of the Company will have occurred from that shown on the December 31, 1997 financial statements. The parties acknowledge that the Mid-America contract with Company expires May 1, 1998.

            j. Liabilities: Except as set forth in Exhibit K, or except to the extent reflected or reserved against in the Financial Statements, the Company has incurred no debts, liabilities or obligations of any nature, whether accrued, absolute, known or unknown, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, or penalties, interest or fines thereon or in respect thereof, except those in the aggregate, are not material to the Company. Buyer and Sellers acknowledge that debts, liabilities or obligations unknown by Sellers on the Closing Date which total less than $30,000 in the aggregate are deemed non-material.

            k. Absence of Changes: Except as described on Exhibit L, between January 1, 1998, and the Closing Date, Company has not:

                  i) Declared or paid any dividend or made any other distribution on, or in respect to, shares of its common stock or redeemed or purchased any shares of its common stock;

                  ii) Increased the compensation or the rate of compensation or commissions payable, or to become payable to Sellers, any director or officer, or caused:

                        a) Any general increase in the compensation or in the rate of compensation payable or to become payable to employees, or


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                        b)    Any payment of any bonus, profit-sharing or other
                              extraordinary compensation to any Sellers or employees;

                  iii) Made any change in the accounting methods or practices followed by the Company, wrote-up or down any assets, or changed any depreciation or amortization policies or rates theretofore adopted;

                  iv) Increased any debt, obligation or liability (whether accrued, absolute or contingent, whether or not presently outstanding);

                  v) Sold, assigned, licensed, leased, abandoned, mortgaged, pledged or subjected to any lien, security interest or other charges or encumbrances or otherwise disposed of, other than in the ordinary course of business, any machinery, equipment, operating properties or other assets, tangible or intangible;

                  vi) Issued, sold, purchased or acquired any shares of its stock, warranties, options, notes, or other corporate securities, or borrowed any money or guaranteed or become surety on any obligation;

                  vii) Discharged or satisfied any lien or encumbrance, or paid any obligation or liability (absolute or contingent) other than current liabilities;

                  viii) Used less than its best efforts to preserve the goodwill of its suppliers, distributors, and customers;

                  ix) Adopted or amended any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees;

                  x) Adopted any shareholder or board of director resolutions taking action out of the ordinary course, except for resolutions with respect to the transactions contemplated by this Stock Purchase Agreement or reasonably related thereto;


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                  (xi)  Suffered any physical damage, destruction or other
                        casualty loss (whether or not covered by insurance) affecting any of the Assets of the Company in an aggregate amount exceeding $25,000;

                  (xii) Made any purchase of any assets from any person or
                        entity, or disposed of, or incurred a lien on, any Company assets, other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice;

                 (xiii) Entered into, amended, modified, terminated (partial or complete) or granted a waiver under or gave any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Exhibit N, (ii) any license held by Company, or (iii) any intellectual property rights owned by the Company;

                  (xiv) Made any capital expenditures or commitments for
                        additions to property, plant or equipment of Company constituting capital assets in an aggregate amount exceeding $10,000;

                  (xv) Commenced, terminated or changed any line of business of Company;

                  xvi) Loaned money or property to, or engaged in any other transaction with, any officer, shareholder, director, employee, consultant or agent, or any affiliate or any shareholder, officer or director; or

                  xvii) Entered into any transactions other than in the ordinary course of business, or agreed to do or to engaging any of the foregoing.

            l. Title to Properties: Exhibit M contains a list of all real and personal property of Company. Company has good and marketable title to, and complete right to possession of, all of its real and personal properties, tangible and intangible:

                  i) Reflected in its books and records and in the Financial Statements,

                  ii) Used in the operation of its ordinary business activities, or


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                  iii)  In possession of Company at any time during the period beginning January 1, 1998 and ending on the Closing Date, free and clear of all security interests, liens, encumbrances, mortgages, pledges, equities, charges, security interests, title retention agreements, assessments, covenants, restrictions, liabilities and other burdens of every nature, except unpaid, current (not delinquent) taxes of record, all as set forth on Exhibit M.

            m. Contracts, Leases, Etc.: Set forth on Exhibit N is a list of all:

                  i) Contracts, agreements, or commitments involving payments of receipts of more than $100 in the case of any single contract, agreement or commitment, or $500 in the aggregate,

                  ii)   Leases with respect to any real or personal property,

                  iii) Agreements and/or licenses with or from any federal, state, municipal or foreign government or agency, and

                  iv) Indentures, agreements, notes, mortgages, guarantees or other writings which evidence or relate to the borrowing of money or indebtedness by the Company.

                  All items described in Exhibit N are valid, binding and in full force and effect; and true and complete copies of all written agreements shall be delivered to Buyer prior to Closing.

            n. Taxes: Company has filed all federal, state and local tax returns required to be filed, such returns are complete and correct, and all taxes shown by such returns or claimed by any taxing authority to be due and payable have been paid, including all income, payroll, sales and employment tax returns. Except to the extent that provisions therefor are specifically reflected on the Financial Statements, there are no federal, state or local tax liabilities due or which will become due for any period commencing prior to the date of the Financial Statements. Sellers shall have complete access to all tax records for purposes of making copies and addressing any audit or other tax return.

                  No taxing authority is now asserting or threatening to assert against Company any deficiency, claim or liability for additional taxes or any adjustment of taxes, and there is no reasonable basis for any such assertion of which Sellers


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                  should reasonably be aware. No issues have been raised in any examination by any taxing authority with respect to Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. The federal income tax returns of Company disclose (in accordance with Section 6662(d)(2)(B) of the Internal Revenue Code ("Code")) all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code. No claim has been made by any taxing authority in a jurisdiction in which the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. Exhibit O lists all federal, state, local and foreign income Tax Returns filed by or with respect to the Company for all taxable periods ended on or after March 31, 1995, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Buyer complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Company since March 31, 1995. There are no liens for taxes upon the assets of Company. Company is not (i) a party to or bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) subject to any election under Sections 338(e) or 341(f) of the Code or the regulations thereunder, (iii) required to make, or reasonably expects that it might have to make, any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, (iv) subject to any agreement or arrangement that could result separately or in the aggregate in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, (v) and at no time has ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, (vi) a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of Section 460 of the Code, (vii) a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes, or (viii) nor are they a member of any affiliated, consolidated, combined, unitary or similar group for any tax purpose except for the consolidated return of Company.

            o. Insurance: Set forth as Exhibit P, which is attached hereto and by this reference incorporated herein, is a true and accurate schedule setting forth all insurance policies maintained by Company on its properties, assets, business and personnel; all of said insurance policies are in full force and effect, and all premiums due thereon have been paid, or the unpaid


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                  amounts thereof shall be reflected in the Financial Statements
                  (and listed prior to Closing), and Company has received no notice of cancellation of such policies. Company has maintained since 1994 and is now maintaining with financially responsible insurance companies amounts and coverages of insurance against risk and losses reasonably prudent for its business; said policies shall be maintained in full force and effect up to and including the date of the Closing.

            p. Employee Benefit Plans and Labor Matters: The Company has entered into, and is not otherwise a party (either directly or indirectly) to, any deferred compensation plans, profit sharing plans, pension plans, insurance plans, employee bonus compensation plans, or any other employee benefit plans, or to any collective bargaining agreement except those shown on Exhibit Q. Except as disclosed on Exhibit Q:

                  i) each benefit plan, and the administration thereof, complies, and has at all times complied, with the requirements of all applicable law, including ERISA and the Code, and each benefit plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code;

                  ii) no benefit plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

                  iii) no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or MWFA under Title IV of ERISA to any party with respect to any benefit plan, or with respect to any other plan presently or heretofore maintained or contributed to by any ERISA affiliate;

                  iv) the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any benefit plan subject to Title IV of ERISA;

                  v) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any benefit plan or any plan maintained by an ERISA affiliate since the effective date of said Section 4043;


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

                  vi) no benefit plan is a multi employer plan within the meaning of Section 3(37) of ERISA;

                  vii) neither the Company, MWFA, nor any ERISA affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under
                        Section 502(i) or (l) of ERISA;

                  viii) no benefit under any benefit plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                  ix) no tax has been incurred under Section 511 of the Code with respect to any benefit plan (or trust or other funding vehicle pursuant thereto);

                  x) no benefit plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

                  xi) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of Sellers, threatened against or with respect to any benefit plan and there are not facts or circumstances known to Sellers that could reasonably be expected to give rise to any such suit, action or other litigation; and

                  xii) all contributions to benefit plans that were required to be made under such benefit plans have been made, and all benefits accrued under any unfunded benefit plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and the Company and MWFA have performed all material obligations required to be performed under all benefit plans.

            q. Access to Books, Records, Equipment: Between the date hereof and the Closing, Sellers shall cause the Company to allow Buyer and its representatives, including Ernst & Young, LLP, during normal business hours at Company's places of business, free and full access to the Company's books, records, documents, employees, minute books, buildings, equipment, and properties, and to furnish all such information concerning the Company's affairs as Buyer may request, from time to time, all subject to the executed confidentiality agreement. The minute all books and similar records contain a true and complete record of all actions of the directors and stockholders of the Company and of MWFA and are true and accurate.

            r. Notice of Certain Events; Best Efforts: Promptly upon the occurrence of, or promptly upon their becoming aware of the impending or threatened occurrence of, any event which would cause or constitute any breach of any of Sellers' representation, warranties, covenants, agreements or conditions contained in this Agreement, Sellers shall give detailed written notice thereof to Buyer, and Sellers shall use their best efforts to prevent or promptly remedy the same.

            s. Further Assurances: Sellers shall promptly and duly execute and deliver to Buyer such further documents and assurances and take such further action as Buyer may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Buyer and/or Company and MWFA. Such assurances shall include the execution and delivery of management representation letters by appropriate officers of the Company to Ernst & Young, LLP, with respect to the two most recent fiscal years, and copies of the Company's legal response letters to auditors for the same period.

            t. Intellectual Property Rights: The Company has interests in or uses only the intellectual property described in Exhibit R. The Company either has all right, title and interest in or a valid and binding license to use such intellectual property. No other intellectual property is used in or necessary to the conduct of the business of the Company. All registrations, pending applications, registered rights and executed agreements related to intellectual property are listed in Exhibit R. Except as disclosed therein, (i) the Company has the right to use the intellectual property described therein,
                  (ii) all registrations on behalf of the Company with and applications to governmental or regulatory authorities in respect of such intellectual property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness,
                  (iii) all copyrightable materials used by the Company are works-for-hire and are owned by the Company, (iv) there are no restrictions on the direct or indirect transfer of any License, or any interest therein, held by the Company in respect of such intellectual property, (v) the Sellers have delivered, or have caused the Company to deliver, to Buyer prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such intellectual property, which documentation is accurate and complete and sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (vi) the Sellers and the Company have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets,
                  (vii) neither any Seller nor the Company is or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License to use such intellectual property and (viii) neither any Seller nor the Company has any knowledge that such intellectual property is being infringed by any other person. To the knowledge of each Seller and the Company, the Company is not infringing any intellectual property of any person or entity, and no litigation is pending and no claim has been made or, to the knowledge of any Seller or of the Company, has been threatened to such effect.

            u. Disclosure: The representations and warranties contained in this Agreement, and the statements contained in the exhibits and in the certificates, lists and other writings furnished to Buyer pursuant to any provision of this Agreement (including the Financial Statements), when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading.

            v.    Environmental Matters:

                  i) The Company and MWFA have obtained and hold all necessary Environmental Permits.

                  ii)   Except as disclosed on Exhibit S:

                        (a) Company and MWFA are, and at all times have been, in full compliance with, and have not been and are not in violation of or liable under, any environmental law. Neither any Seller not the Company nor MWFA has any basis to expect, nor has any of them or any other person for whose conduct it may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body, or the current or prior owner or operator of any assets, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental liabilities with respect to any of the properties or assets (whether real, personal, or mixed) in which the Company or MWFA has had an interest, or with respect to any property at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or MWFA or any other person for whose conduct they are or may be held responsible, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                        (b) There are no pending or, to the knowledge of any Seller, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the properties and assets (whether real, personal, or mixed) in which Company or MWFA has or had an interest.

                        (c) Neither any Seller nor the Company has knowledge of or any basis to expect, nor has any of them or any other person for whose conduct they are or may be held responsible received any citation, directive, inquiry, notice, order, summons, warning, or other communications that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any Environmental, Health, and Safety Liabilities with respect to any of its facilities or any other assets in which the Company had an interest, or with respect to any facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Seller, the Company, or any other person for whose conduct it or they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                        (d) Neither the Company nor any other person for whose conduct it may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other assets (whether real, personal, or mixed) in which Company (or any predecessor thereof), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such assets.

                  iii) There are no hazardous materials present on or in the environment at Company's and MWFA's properties or at any geologically or hydrologically adjoining property, including any hazardous materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the property or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company, MWFA, nor any other person for whose conduct it may be held responsible, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the property or any other properties or assets (whether real, personal, or mixed) in which Company or MWFA has or had an interest except in full compliance with all applicable environmental laws.

                  iv) There has been no release or, to the knowledge of any Seller, any threat of release of any hazardous materials at or from the property or at any other locations where any hazardous materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the property, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company and MWFA has or had an interest, or any geologically or hydrologically adjoining property.

                  v) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, and monitoring possessed or initiated by any Seller or the Company pertaining to hazardous materials or hazardous activities in, on, or under the property, or concerning compliance by any Seller, the Company, MWFA, or any other person for whose conduct it or they are or may be held responsible, with environmental laws.

                  vi) There are no liens arising under or pursuant to any environmental law on any real property owned or leased and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any environmental law with respect to the ownership, occupancy, development, use, or transferability of any real property.

                  vii) There are no underground storage tanks, active or abandoned, polychlorinated biphenyl containing equipment, or asbestos containing material, at any real property.

                  viii) There have been no environmental investigations,
                        studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of any Seller or the Company or MWFA with respect to any asset of or property that is adjacent to, an asset of the Company or MWFA which have not been delivered to Buyer prior to execution of this Agreement.

            w. Other Negotiations; Brokers: No Seller (nor any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of any Seller) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company which could result in any party hereto being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby.

      6. REPRESENTATIONS AND WARRANTIES OF BUYER: Buyer represents and warrants that:

            a. Organization: Buyer is a duly organized corporation in good standing with the State of Texas;

            b. Authority: Buyer has obtained all necessary corporate approval (or will have done so by Closing) to complete this transaction;

            c. Securities Laws: Buyer has taken all necessary action with respect to this transaction required by securities laws;

            d. Further Assurances: Buyer shall promptly and duly execute and deliver to Sellers such further documents and assurances and take such further action as Sellers may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Sellers.

            e. Other Negotiations; Brokers: Buyer and no investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of Buyer has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company which could result in any party hereto being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby.

      7    REPRESENTATIONS, WARRANTIES, AND COVENANTS:

            a. Accuracy; Survival: The representations, warranties, and covenants, made by Sellers and Buyer herein shall be true and correct in all respects on, and as of, the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date and the covenants required by this Stock Purchase Agreement to be performed and complied with by Sellers on or prior to the Closing shall have been duly performed or complied with. All representations, warranties and covenants shall survive the Closing, unless otherwise provided herein.

            b.    Non-Compete:

                  (i) For a period of five (5) years from the Closing Date, except as requested by Buyer or furnished pursuant to Exhibit D, no Seller, alone or in conjunction with any other person, or directly or indirectly through his or her present or future affiliates, will directly or indirectly own, manage, operate, join, have a financial interest in, control or participate in the ownership, management, operation or control of, or use or permit his or her name to be used in connection with, or be otherwise connected in any manner with, (A) any business or enterprise engaged in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which the Company was designing, developing, manufacturing, distributing, selling or providing at any time subsequent to December 31, 1996 up to and including the Closing Date, or (B) any business which is similar to the business of disposing or selling coal combustion by-products or competitive with the business carried on or planned by Company at any time subsequent to December 31, 1996 up to and including the Closing Date, provided that the foregoing restriction shall not be construed to prohibit the ownership, in the aggregate, of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the businesses or enterprises described in clauses (A) and (B) above, having a class of securities registered pursuant to the

                        Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market.

                  (ii) For a period of five (5) years from the Closing Date, no Seller shall directly or indirectly, or through an affiliate, (A) influence any individual who was an employee or consultant of the Company at any time during the time any Seller was an indirect or direct owner of securities of the Company, to terminate his or her employment or consulting relationship with the Company,
                        (B) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or (C) cause or attempt to cause or participate in any way in any discussion or negotiation concerning
                        (X) any client, customer or supplier of the Company or
                        (Y) any prospective client, customer or supplier of the Company from engaging in business with the Company.

                  (iii) Each Seller agrees that Buyer's remedies at law for any breach or threat of breach by it of any of the provisions of this Section 7.b will be inadequate, and that, in addition to any other remedy to which Buyer may be entitled at law or in equity, Buyer shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining orders or orders to prevent breaches of the provisions of this Section 7.b and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting Buyer from pursuing, in addition, any other remedies available to it for such breach or threatened breach. A waiver by the Buyer of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provisions of this Agreement or of any subsequent breach thereof.

                  (iv) The parties hereto consider the restrictions contained in this Section 7.b hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of Company, but if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 7.b is an unenforceable restriction on the Sellers' activities, the provisions of this Section 7.b shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 7.b or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 7.b shall in no respect limit or otherwise affect the Sellers obligations under other agreements with the Company.

      8.    TERMINATION:

            a. Termination Events: This Agreement may, by notice given prior to or at the Closing, be terminated:

                  i) by either Buyer or by Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  ii) (i) by Buyer if any of the conditions contained in this Agreement to be performed by Sellers has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date, or
                        (ii) by Sellers, if any of the contained in this Agreement to be performed by Buyer has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of a Seller to comply with his or her obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  iii)  by mutual consent of Buyer and Sellers; or

                  iv) by Buyer or by Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 30, 1998, or such later date as the parties may agree upon.

            b.    Effect of Termination: Each party's right of termination under
                  Section 8.a is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section

                  8.a, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.a, 10.k and 18 will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies (including specific performance) will survive such termination unimpaired.

      9. WAIVERS: Either Buyer or Sellers may, by written notice to the other party hereto, extend the time for performance of any of the obligations or other actions of the other parties under this Agreement, or waive any inaccuracies in this representations and warranties of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, or waive compliance with any of the conditions or covenants of the other contained in this Agreement, or waive or modify performance of any of the obligations of the other parties under this Agreement, which written notice must delineate with specificity, such waiver. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation or action by or on behalf of any party, shall constitute a waiver by any party taking such action of compliance with any representations, warranties, covenants or agreements set forth in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision.

      10. MISCELLANEOUS: Buyer and Sellers hereby agree to the following miscellaneous provisions:

            a. Cost; Expenses: Buyer and Sellers shall each bear their own respective costs and expenses incurred in connection with this Stock Purchase Agreement, including, but not limited to attorney and accountant fees. Seller shall be solely responsible for any sales, stock transfer or other transfer taxes related to the consummation or the principal transaction contemplated by this Stock Purchase Agreement. Buyer will be responsible for all compliance costs and expenses related to its public registration. Notwithstanding anything herein or contained in any other agreement, neither Sellers nor Buyer makes any representation that may be relied upon by any third party.

            b. Notices: Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes:

                  i)    When delivered by hand or sent by facsimile; or

                  ii) When delivered by prepaid nationally recognized courier service; or

                  iii) If sent by certified mail, postage prepaid, return receipt requested, when 3 days have elapsed after such mailing:

                  To Buyer:

                  JTM, Inc.
                  127 South 500 East, Suite 675
                  Salt Lake City, UT 84102
                  Attn:  Brett A. Hickman
                  Fax - (801) 323-8035

                  With a copy to:

                  Parsons, Behle & Latimer
                  201 South Main Street, Suite 1800
                  Salt Lake City, UT 84145
                  Attn: J. Gordon Hansen
                  Fax - (801) 536-6111

                  To Sellers:

                  with a copy to:

                  Daniel D. Dykstra
                  701 Pierce Street, Suite 200
                  P.O. Box 3086
                  Sioux City, IA 51102-3086
                  Fax - (712) 258-6714
                  or such other address as any of the parties hereto shall have designated in writing for notices in accordance with this paragraph.

            c. Successors and Assigns: This Stock Purchase Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors and assigns. No assignment by Buyer may be made without the prior written consent of Sellers, except to an affiliate of Buyer. Any Seller may assign his rights hereunder, but no such assignment shall diminish his liabilities or commitments contained herein.

            d. Entire Agreement: This Agreement (including the exhibits hereto) sets forth the entire understanding and agreement of the parties hereto with respect to the subject matters covered hereby and supersedes all prior or contemporaneous agreements, arrangements, letters of intent or communications, whether oral or written in form. This Agreement is made in fulfillment of a Letter of Understanding dated February 20, 1998.

            e. Amendments: This Agreement shall not be modified or amended except by written agreement executed by the parties hereto.

            f. Counterparts: This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

            g. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

            h. Partial Invalidity: If any provision of this Agreement shall be or become illegal, invalid or unenforceable in whole or in part, the remaining provisions of this Agreement shall nevertheless be deemed valid, binding, subsisting and enforceable.

            i. Delay; Partial Exercise: No failure or delay by any party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            j. Authority: Irving F. Jensen, Jr. Shall be authorized to act on behalf of all Sellers with respect to any election, notice or other matter concerning this Agreement, and through the Closing Buyer may rely on any written statement from him as having been authorized by all Sellers, even though not confirmed by the other Sellers.

            k. Confidentiality: Buyer and each of the Sellers will hold in strict confidence from any person or entity all documents and information concerning the other party hereto furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent the disclosing party can demonstrate that such documents or information was (1) previously known by the party receiving such documents or information, (2) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (3) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. Such covenant of confidentiality will remain in effect unless a party is compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of law.

      11.   INDEMNIFICATION:

            a. Each of the Sellers, jointly and severally, will indemnify the Company. Buyer and their respective stockholders (other than Sellers) and the officers, directors, employees, agents and affiliates of each of them in respect of and hold each of them harmless from and against, any and all losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the a part of any Sellers contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

            b. Buyer will indemnify each of the Sellers in respect of, and hold him or her harmless from and against, any and all losses suffered, incurred or sustained by him or her or to which he or she becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

            c. Notwithstanding anything in this Agreement to the contrary, Sellers' obligations, including taxes and penalties and paid costs of defense under this indemnity agreement shall be limited and, if finally determined to be owed, to $2,500,000, except that Seller's obligations related in any way to assets transferred by the Company to Sellers, pursuant to Section 4.e, income tax liabilities with respect to the Company's short year ending on the Closing Date, and any willful, intentional or fraudulent act, are not limited.

      12. METHOD OF ASSERTING CLAIMS: All claims for indemnification will be asserted and resolved as follows:

            a. In order for a party to be entitled to any indemnification arising out of or involving a claim or demand made by any person not a party to this Agreement against the indemnified party (a "Third Party Claim"), the indemnified party shall deliver a claim notice to the indemnifying party promptly after receipt by such indemnified party of written notice of the Third Party Claim; provided, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

            b. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party, which counsel must be reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any loss suffered. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. If (i) the indemnifying party shall not assume the defense of a Third Party Claim with counsel satisfactory to the indemnified party within five business days of any claim notice, or (ii) legal counsel for the indemnified party notifies the indemnifying party that there are or may be legal defenses available to the indemnifying party or to other indemnified parties which are different from or additional to those available to the indemnified party, which, if the indemnified party and the indemnifying party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such indemnified party, or (iii) if the indemnifying party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the indemnified party, by notice to the indemnifying party, may employ its own counsel and control the defense of the Third Party Claim and the indemnifying party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the indemnified party, and the indemnified party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the indemnifying party or the indemnified party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation or any material provided hereunder. The indemnifying party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the indemnified party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the indemnified party, and (ii) provides for no relief other than the payment of monetary damage and such monetary damages are paid in full by the indemnifying party.

            c. In the event either party should have a claim that does not involve a Third Party Claim, the indemnified party shall promptly deliver an indemnity notice to the indemnifying party. The failure by any indemnified party to give the indemnity notice shall not impair such party's rights hereunder except to the extent that an indemnifying party demonstrates that it has been prejudiced thereby. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such indemnity notice or fails to notify the indemnified party within thirty (30) days whether the indemnifying party disputes the claim described in such indemnity notice, the loss in the amount specified in the indemnity notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such loss to the indemnified party on demand. If the indemnifying party has timely disputed its liability with respect to such claim, the indemnifying party and the indemnified party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty (30) days, such dispute shall be resolved as provided herein and by law.

      13.   ALLOCATION OF TAX LIABILITY:

            a. In the case of taxes with respect to or payable by the Company with respect to a period that includes but does not end on the Closing Date, the allocation of such taxes between the pre-closing period and the post-closing period shall be made on the basis of an interim closing of the books of the Company and MWFA as of the close of business on the Closing Date. In the case of (i) franchise taxes based on capitalization, debt or shares of stock authorized, issue or outstanding and (ii) ad valorem taxes, in either situation attributable to any taxable period that includes but does not end on the Closing Date, the portion of such taxes attributable to the pre-closing period shall be the amount of such taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of days in such taxable period; provided, that if any company asset is sold or otherwise transferred prior to the Closing Date, then ad valorem taxes pertaining to such property, asset or other right shall be attributed entirely to the pre-closing period.

            b. Except to the extent a reserve for taxes is reflected on the Financial Statements, the Sellers shall be responsible for and pay and shall indemnify and hold harmless Buyer and the Company and MWFA with respect to (i) any and all taxes imposed on any of the Company, or for which the Company is liable with respect to any periods ending on or before the Closing Date; provided, that in the case of any adjustment to any item of loss or expense for any such years, which gives rise to corresponding and offsetting items of loss or expense in subsequent years the benefit of which is or will be actually realized by the Company (other than upon liquidation of the Company) including by reason of any increase in a net operating loss, the Sellers' obligations shall be limited to the amount of interest (computed at the appropriate statutory rates) and penalties actually paid to the appropriate taxing authorities by the Company as a result of such timing differences in the case of audit adjustments, or at a rate of eight percent (8%) per annum in the case of other adjustments,
                  (ii) without duplication (subject to the same proviso), all taxes arising out of a breach of the representations, warranties or covenants contained herein, (iii) any tax liability resulting from any ongoing state audits that exceed, in the aggregate, any reserve therefore set forth on the Financial Statements, and (iv) any reasonable out-of-pocket costs or expenses with respect to taxes indemnified hereunder.

            c. From and after the Closing Date, Buyer shall cause the Company and MWFA to prepare, or cause to be prepared, and shall file, or cause to be filed, all reports and returns of the Company required to be filed. Buyer shall cause the Company and MWFA to pay the appropriate taxing authorities the taxes shown to be due and payable on all tax returns of the Company filed after the Closing Date, concurrent with the filing of such tax returns. Tax returns of the Company and MWFA for a period ending on or before the Closing Date shall be prepared on a basis consistent with the tax returns filed by the Company for previous taxable periods, subject to the requirements of applicable law.

      14.   TAX CONTESTS:

            a. If any taxing authority or other person asserts a tax claim, then the party hereto first receiving notice of such tax claim shall promptly provide written notice thereof to the other parties hereto. Such notice shall specify in reasonable detail the basis for such tax claim and shall include a copy of any relevant correspondence received from the taxing authority or other person.

            b. If, within 30 calendar days after any Seller receives or delivers, as the case may be, notice of a tax claim, Sellers provide to the Buyer an election notice, Sellers shall defend or prosecute, at their sole cost, expense and risk, such tax claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Sellers to a final determination; provided, that Sellers shall not, without the prior written consent of the Company and MWFA, enter into any compromise or settlement of such tax claim that would result in any tax detriment to the Company and MWFA. So long as Sellers are defending or prosecuting a tax claim, with respect to the Company and MWFA, the Company and MWFA shall provide or cause to be provided to Sellers any information reasonably requested by Sellers relating to such tax claim and shall otherwise cooperate with Sellers and their representatives in good faith in order to contest effectively such tax claim. Sellers shall inform the Company and MWFA of all developments and events relating to such tax claim (including, without limitation, providing copies of written materials relating to such tax claim) and the Company and MWFA or its authorized representatives shall be entitled, at their expense, to attend, but not to participate in or control, all conferences, meetings and proceedings relating to such tax claim.

            c. If, with respect to any tax claim, Sellers fail to deliver an election notice within the period provided in Section 13.04(b) or, after delivery of such election notice, Sellers fail diligently to defend or prosecute such tax claim to a final determination, then the Company and MWFA shall at any time thereafter have the right (but not the obligation) to defend or prosecute, at the sole cost, expense and risk of Sellers, such tax claim. The Company and MWFA shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested, the Sellers shall cooperate in good faith with the Company and MWFA and its authorized representatives in order to contest effectively such tax claim. Sellers may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any tax claim pursuant to this paragraph, and shall bear their own costs and expenses with respect thereto.

            d. In the case of any tax claim that is defended or prosecuted to a final determination by Sellers, Sellers shall pay to the appropriate tax indemnitees, the full amount of any tax arising or resulting from such tax claim within five business days after such final determination. In the case of any tax claim that is defended or prosecuted to a final determination by the Company and MWFA pursuant to the terms of Section 13.04, Sellers shall pay to the appropriate indemnified party, together with any associated costs that have not theretofore been paid by Sellers to the Company and MWFA, within five business days after such final determination. In the case of any tax claim not covered by the two preceding sentences, Sellers shall pay to the Company and MWFA in immediately available funds the full amount of any tax arising or resulting from such tax claim (calculated after taking into account any actual reduction in the current liability for taxes of such tax indemnitee for tax arising out of or resulting from such payment or such tax claim), together with any associated costs that have not theretofore been paid by Sellers to the Company and MWFA, at least five business days before the date payment of such tax is due from any tax indemnitee.

            e. Notwithstanding anything contained in this Section 13 to the contrary, the rights of Sellers to defend or prosecute, or to control the defense or prosecution of, any tax claim shall be no greater than those rights that the Company and MWFA would have to defend or prosecute, or to control the defense or prosecution of, such tax claim.

      15. COOPERATION REGARDING TAX MATTERS: Each party hereto shall provide to the other parties hereto and Company and MWFA such cooperation and information as any of them reasonably may request related to the filing of any tax return, amended tax return or claim for refund, determining a liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect to taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules, workpapers and relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file tax returns pursuant to this paragraph 13 shall bear all costs of filing such tax returns.

      16. PAYMENT OF TRANSFER TAXES AND FEES: Sellers shall pay all sales, use, transfer, stamp, documentary or similar taxes imposed upon or arising out of or in connection with the transactions effected pursuant to this Agreement.

      17.   OTHER TAX COVENANTS:

            a. Without the prior written consent of Buyer, no Seller shall, to the extent it may affect or relate to the Company or MWFA, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return, enter into any method of tax accounting, enter into any closing agreement, settle any tax claim, assessment or proposed assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing tax liability of the Buyer, of the Company or MWFA unless required by applicable law.

            b. Without the prior written consent of Sellers, neither the Buyer nor the Company or MWFA shall, to the extent it may affect or relate to the Company or MWFA, make or change any tax election, file any amended tax return, enter into any closing agreement, settle any tax claim, assessment or proposed assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a pre-closing period, unless required by applicable law.

            c. So long as any books, records and files retained by any Seller relating to the business of the Company or MWFA or the books, records and files delivered to the control of the Buyer pursuant to this Agreement to the extent they relate to the operations of the Company or MWFA prior to the Closing Date, remain in existence and are available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. The Buyer and the Sellers shall use reasonable efforts not to destroy or all the destruction of any such books, records, and files without first providing 60 days written notice of intention to destroy to the other, and allowing such other party to take possession of such records.

      18. MEDIATION: In the event there is a dispute under the Agreement, the disagreeing parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of either party to the dispute made within twenty
            (20) days of the failure of negotiations, they will mediate the dispute, utilizing an impartial mediator pursuant to the rules of the American Arbitration Association ("AAA") or any other reputable organization that sponsors mediation. If, after thirty (30) days the mediation is not successful, or if no mediation has been elected, then any party to the dispute may file a legal action in any court of competent jurisdiction to resolve the dispute.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the _______ day of March, 1998.

SELLERS:                                                BUYER:

                                                JTM INDUSTRIES, INC.


-----------------------------
Colin C. Jensen


-----------------------------
Colin C. Jensen, Sr.


-----------------------------
Irving F. Jensen, Jr.


-----------------------------
Irving F. Jensen, III


-----------------------------
Richard A. Everist


-----------------------------
Richard Everist, Jr.

-----------------------------
Tom Everist


-----------------------------
Erik M. Jensen


-----------------------------
Mark R. Jensen


-----------------------------
T. S. "Steve" Everist